UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)

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[ ]  Revised Preliminary Consent Revocation Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED) BY RULE 14A-6(E)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                                 SIX FLAGS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                                                              November 11, 2005

                       WHAT IS DAN SNYDER SO AFRAID OF AND
                    WHY IS HE TRYING TO RUSH YOU INTO VOTING?

Dear Fellow Six Flags Stockholder:

         The answer to that question - what is Dan Snyder so afraid of and why is he trying to rush you into voting? - is obvious to us. In our view, the last thing he wants to see is a successful sale of Six Flags. We believe he wants our sale process to fail so that he can take effective control of Six Flags without paying full value for all of your shares. WE THINK THAT IF SNYDER WANTS CONTROL OF SIX FLAGS, HE SHOULD PAY STOCKHOLDERS FOR IT! We certainly don't believe that his misguided "ideas" or highly conditional "offer" to purchase a minority of the stock at $6.50 per share is a meaningful value alternative to our sale process.

          Our recently announced third quarter and nine month financial results were strong, demonstrating the successful implementation of our strategic and operational initiatives. These initiatives repeatedly have been attacked and criticized by Mr. Snyder. As we see it, MR. SNYDER IS TRYING TO RUN A "HURRY-UP OFFENSE" to get you to give him your consent to the election of his nominees before there is even more good news about Six Flags. In our judgment, Snyder's attempts to sling mud at our directors and management and denigrate the sale process are simply a tactic to divert stockholders from focusing on what's important. Don't be rushed by Snyder into giving your consent before you have the opportunity to evaluate all of your alternatives!

                  ASK YOURSELF WHY RED ZONE WANTS YOUR CONSENT
                 BEFORE YOU SEE THE RESULTS OF OUR SALE PROCESS

         We think RED ZONE HAS IT BACKWARDS: you can't afford NOT to wait to see the results of the sale process. Nothing Red Zone says can change the following:

          o Our 2005 operating season has concluded, having produced STRONG RESULTS.

          o    Our capital plans for next year are in place.

          o Red Zone wants to secure effective control of your Company but has refused our repeated invitations to join the bidding process.

          o We have received initial bids from a NUMBER OF CAPABLE STRATEGIC AND FINANCIAL BUYERS

          o We remain on schedule with the sale process and are confident we will produce an attractive transaction to recommend to you next month.

          o All stockholders will have the OPPORTUNITY TO DECIDE FOR THEMSELVES regarding any transaction that results from this process.

          o We believe there is a MAJOR RISK THAT POTENTIAL BUYERS WOULD NOT PURSUE THE SUBSTANTIAL COMMITMENT OF TIME AND RESOURCES necessary to finalize a transaction if Red Zone succeeds in its consent solicitation, thereby installing directors who have publicly and vociferously opposed the sale process.

          o In our judgment, Red Zone offers you no realistic value-creating alternative to the sale process other than the vague prospect of their BELOW-MARKET, HIGHLY CONDITIONAL PARTIAL TENDER OFFER.


                 RED ZONE HAS PUBLICLY OPPOSED THE SALE PROCESS;
                           DON'T TRUST THEM TO RUN IT

         Red Zone told you that no "bona-fide buyers" would emerge for the Company; THEY WERE WRONG. Now that we have initial bids from a number of capable strategic and financial buyers, Red Zone "pledges" to review and evaluate any proposed sale transaction. How can stockholders trust Red Zone's nominees, who have signed open letters disparaging the sale process, the Board's motives for pursuing a sale and the Company's performance, and who have their own motives for wanting to control the future of your Company?

         When you look at all these factors, we think it's clear that Red Zone wants your consent precisely so you don't have the chance to vote on the result of the sale process. We believe the only one who can't afford to wait is Red Zone, because IT WANTS TO TAKE OVER EFFECTIVE CONTROL OF YOUR COMPANY, right now, without paying you for it.

      WE BELIEVE A CONSENT FOR RED ZONE IS A VOTE AGAINST THE SALE PROCESS;
              PRESERVE YOUR CHOICES BY REJECTING RED ZONE'S CONSENT

         The sale process is moving as expeditiously as possible, consistent with our objective of maximizing stockholder value. THERE IS NO NEED TO ACT HASTILY. We urge stockholders to see the process to conclusion and evaluate the options it yields. It is imperative that you DO NOT FORECLOSE YOUR OPTIONS PREMATURELY.

         We urge you to protect the value of your investment by rejecting Red Zone and its efforts to take effective control of your Company. First, do not sign Red Zone's white consent card. Second, if you have previously signed a white consent card, you may revoke that consent by simply signing, dating and mailing the enclosed BLUE Consent Revocation Card immediately. Finally, if you have not signed Red Zone's consent card, you can show your support for your Board by signing, dating and mailing the enclosed BLUE Consent Revocation Card. Regardless of the number of shares you own, your revocation of consent is important. Please act today.

         Thank you for your continued support.


                                      Very truly yours,

                                      Kieran E. Burke,
                                      Chairman and Chief Executive Officer
                                      Six Flags, Inc.


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Additional Information:

In a letter to Six Flags' stockholders dated November 2, 2005, Six Flags stated that it had "significantly outperformed its peers in 2005." That statement should have read: "In 2005, we significantly outperformed Cedar Fair, L.P., a company which Red Zone acknowledges is our closest publicly-traded peer."
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
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                    WE URGE YOU TO DISCARD ANY WHITE CONSENT
                      CARDS THAT YOU RECEIVE FROM RED ZONE

   IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR BLUE CONSENT
                 REVOCATION CARD, PLEASE CALL MACKENZIE PARTNERS
                       AT THE PHONE NUMBERS LISTED BELOW.


                                   MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                          (212) 929-5500 (call collect)

                                       or

                            TOLL-FREE (800) 322-2885
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FORWARD LOOKING STATEMENTS:

The information contained in this letter, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the unsolicited offer and consent solicitation, and other impacts of the proposed offer on Six Flags' operations. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business--Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on Six Flags' website at www.sixflags.com.


In response to the tender offer by Red Zone, if and when commenced, Six Flags will file with the SEC its recommendation to stockholders on Schedule 14D-9 regarding the tender offer and any amendments thereto. Investors and security holders are advised to read Six Flags' Solicitation/ Recommendation Statement on
Schedule 14D-9 when it is filed and becomes available because it will contain important information. Investors and security holders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (when it is filed and becomes available) free of charge at the SEC's website at www.sec.gov. Six Flags, Inc. also will provide a copy of these materials without charge on its website at www.sixflags.com.